UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2025

NIGHTFOOD HOLDINGS, INC.

(Exact name of the registrant as specified in its charter)

Nevada	000-55406	46-3885019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 White Plains Road - Suite 500

Tarrytown, New York 10591

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (866) 291-7778

Not Applicable

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 11, 2025, Nightfood Holdings, Inc. (“NGTF” or the “Company”) entered into a letter agreement (“Letter Agreement”) with respect to: (a) that certain convertible promissory note in the original principal amount of $65,000 issued to Fourth Man, LLC, a Nevada limited liability company (the “Holder”) on June 29, 2023, as amended February 1, 2024 and July 22, 2024 (“June 2023 Note”); (b) that certain convertible promissory note in the original principal amount of $60,000 issued to the Holder on August 28, 2023, as amended February 1, 2024 and July 22, 2024 (“August 2023 Note,” together with the June 2023 Note, the “Notes”); and (c) that certain waiver letter dated July 22, 2024 between the Holder and the Company (the “July 2024 Waiver”). Capitalized terms used in this Current Report on Form 8-K (this “Report”) but not otherwise defined have the meaning set forth in the Notes. The Letter Agreement provided for the following:

1. As of February 1, 2025 (the “Effective Date”), the first sentence of Section 1.2(a) (Calculation of Conversion Price) of each of the Notes is deleted and replaced in its entirety with the following:

“The per share conversion price into which Principal Amount and interest (including any Default Interest) under this Note shall be convertible into shares of Common Stock hereunder as further described in this Note (the “Conversion Price”) shall equal $0.033 (the “Fixed Price”), provided, however, that if the Common Stock is listed for trading on an Exchange on the respective Conversion Date, then the Conversion Price on such respective Conversion Date shall equal the lesser of (i) the Fixed Price or (ii) the Market Price (as defined in this Note), in each case subject to adjustment as provided in this Note. “Exchange” shall mean any tier of the NASDAQ Stock Market (including NASDAQ Capital Market), NYSE American, or any successor to the aforementioned markets. “Market Price” shall mean the lowest one (1) VWAP (as defined in this Note) of the Common Stock during the five (5) Trading Days immediately preceding the respective Conversion Date. “VWAP” shall mean the lower of the (i) dollar volume-weighted average price for such security on the Exchange during Regular Trading Hours (as defined in this Note), (ii) dollar volume-weighted average price for such security on the Exchange during the pre-market period prior to Regular Trading Hours, or (iii) dollar volume-weighted average price for such security on the Exchange during the after-market period after Regular Trading Hours, in each case as reported by Quotestream or other similar quotation service provider designated by the Holder. “Regular Trading Hours” shall mean “regular trading hours” as defined in Rule 600(b)(88) of Regulation NMS promulgated under the federal securities laws.”

2. As of the Effective Date, the Principal Amount on the June 2023 Note is (a) increased from $65,000 to $108,650 and (b) increased from $60,000 to $102,600 for the August 2023 Note.

3. As of the Effective Date, the Maturity Dates of the Notes are changed from January 23, 2025 to November 1, 2025.

4. As of the Effective Date, the Effective Period (as defined in the July 2024 Waiver) is amended to the period commencing on the Effective Date and expiring on November 1, 2025.

5. Pursuant to the July 2024 Waiver, the Company was permitted to request an extension of the Maturity Date of January 23, 2025, if made prior to such date. Effective as of April 10, 2025, the Holder agreed to waive any breach and/or Event of Default of the Notes that has occurred under Section 3.1 on or prior to the Effective Date as a result of the Company requesting, and obtaining extension of the Maturity Date after January 23, 2025.

The above is a summary of the Letter Agreement only and is qualified in its entirety by reference to the Letter Agreement filed to this Report as Exhibit 10.1.

Item 7.01 Regulation FD Disclosure.

On April 8, 2025, the Company issued a press release announcing the execution of a non-binding Letter of Intent to acquire the assets of Victorville Treasure Holdings, LLC, the owner and operator of a 155-room hotel in Victorville, California. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On April 8, 2025, the Company entered into a non-binding Letter of Intent (“LOI”) with Victorville Treasure Holdings, LLC, pursuant to which the Company proposes to acquire the assets of a 155-room hotel property located in Victorville, California, in a transaction valued at approximately $41 million.

After accounting for an existing $10 million mortgage on the property, the net purchase price of approximately $31 million is expected to be paid in shares of the Company’s Series C Convertible Preferred Stock, to be issued as part of a 100% share exchange intended to qualify as a tax-free reorganization under Section 368(b) of the Internal Revenue Code.

The LOI also provides for a performance-based earnout of up to $5 million, payable in additional shares of Series C Preferred Stock, contingent upon the successful achievement of two milestones: (i) the launch of a new gym facility with at least 50 enrolled members, and (ii) a minimum of 30 days of operation under the Courtyard by Marriott® brand.

The LOI includes a 30-day due diligence period and a 180-day exclusivity period. The closing of the transaction is subject to the delivery by the seller of two years of audited financial statements prepared in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB), as well as the Company obtaining approval to uplist its securities to a national securities exchange.

Although the LOI outlines the preliminary terms of the proposed transaction, it is non-binding, and there can be no assurance that a definitive agreement will be executed or that the transaction will be completed on the terms described herein, or at all.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement between the Company and Fourth Man, LLC.
99.1	Press Release dated April 8, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

Date: April 14, 2025

NIGHTFOOD HOLDINGS, INC.

By:	/s/ Lei Sonny Wang
Name:	Lei Sonny Wang
Title:	Chief Executive Officer